THIS LEASE AGREEMENT IS NOT TO BE CONSTRUED AS AN OFFER AND IS NOT BINDING ON KENQUEST 499 N. CANON UNTIL IT IS SIGNED BY AN OFFICER OF KENQUEST, INC.

LEASE AGREEMENT

THIS LEASE AGREEMENT is made on September 4, 2008 between Kenquest, Inc., (hereinafter referred to as "Lessor") and Ukarma Corp.(hereinafter referred to as "Lessee").

Name of Building:	KENQUEST BUILDING
Address:	499 NORTH CAÑON DRIVE
City and State:	BEVERLY HILLS, CA 90210

1. LEASED PREMISES. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor portions of the Suite described below (the "Premises") and on the floor plan attached hereto as Exhibit A. In addition to the exclusive use of the Premises, Lessee shall have the non-exclusive right in common with Lessor's other lessees to use all common areas and facilities available in the Suite. Except as otherwise agreed to in writing, Lessee takes the Premises in an "as is" condition.

   (a) Office No(s). 308

   (b) Desk Space No(s). 308A & 309A

   Lessee shall be prohibited from using or occupying any premises other than those premises designated in this Lease Agreement as the Premises. In the event that Lessee uses or occupies any space other than the Premises without Lessor's written consent, Lessee shall pay Lessor a reasonable sum designated by Lessor for the unauthorized use of said space.

2. TERM. Except as it may be modified by the applicable provisions of this Agreement, the term of this Lease Agreement shall be for a period of Six (6) months and twenty-five (25) days, commencing on September 5, 2008 and expiring on March 31, 2009, subject to the provisions of section 3 of this Lease Agreement. If the term commences on a day other than the first of the month, the term shall expire on the last day of the expected termination month identified above, provided at least two (2) full calendar months (three (3) full calendar months if Lessee has ~~three~~ four or more offices) advance written notice of termination has been provided to Lessor in the manner described in section 3 of this Lease Agreement.

   In the event the Premises are not ready for occupancy on the commencement date, this Lease Agreement shall remain in full force and effect provided Lessor makes the Premises available for occupancy within forty-five (45) days of the scheduled commencement date. In such case, all rent shall be abated until Lessor makes the Premises available for occupancy. Lessor shall not be liable to Lessee for any loss or damage arising from any delays; Lessee's sole remedy shall be the right to cancel this Lease Agreement in the event Lessor fails to deliver possession of the Premises as set forth herein. Lessee is advised that any floor plans provided by Lessor are not to scale, the measurements are not always accurate, and the Premises are not always built exactly as shown on the floor plans.

3. LEASE TERMINATION. Either party may terminate this Lease Agreement at the expiration date set forth herein by giving two (2) full calendar months (three (3) full calendar months if Lessee has ~~three~~ four or more offices) advance written notice effective on the expiration date set forth on page one (1) of this Lease Agreement. If neither party sends written notice of termination to the other party two (2) full calendar months (three (3) full calendar months if Lessee has ~~three~~ four or more offices) in advance of the expiration date, this Lease Agreement shall automatically become a month-to-month agreement REQUIRING AT LEAST TWO (2) FULL CALENDAR MONTHS (THREE (3) FULL CALENDAR MONTHS IF LESSEE HAS ~~THREE~~ FOUR OR MORE OFFICES) ADVANCE WRITTEN NOTICE TO TERMINATE THE LEASE AGREEMENT, EFFECTIVE THE END OF THE SECOND (OR THIRD, AS APPLICABLE) FULL CALENDAR MONTH. IF THE LEASE AGREEMENT HAS EXPIRED AND BECOME A MONTH-TO-MONTH AGREEMENT, OR IF THE ORIGINAL TERM OF THE LEASE AGREEMENT WAS MONTH-TO-MONTH, TWO (2) FULL CALENDAR MONTHS (THREE (3) FULL CALENDAR MONTHS IF LESSEE HAS ~~THREE~~ FOUR OR MORE OFFICES) ADVANCE WRITTEN NOTICE OF TERMINATION IS REQUIRED, AND ANY SUCH TERMINATION SHALL ONLY BE EFFECTIVE THE END OF THE SECOND (OR THIRD, AS APPLICABLE) FULL CALENDAR MONTH. FOR EXAMPLE: IF WRITTEN NOTICE OF TERMINATION IS RECEIVED BY EITHER PARTY BY APRIL 30TH, ANY SUCH NOTICE SHALL BE EFFECTIVE JUNE 30TH (OR JULY 31ST IF LESSEE HAS ~~THREE~~ FOUR OR MORE OFFICES); BUT IF WRITTEN NOTICE OF TERMINATION IS RECEIVED BY EITHER PARTY ON MAY 1ST OR ANY LATER DATE IN MAY, ANY SUCH NOTICE SHALL NOT BE EFFECTIVE UNTIL JULY 31ST (OR AUGUST 31ST IF LESSEE HAS ~~THREE~~ FOUR OR MORE OFFICES). Lessor's rent increase notice is not to be construed as a termination notice. All notices must be given pursuant to section 13.

   In the event that Lessee desires to rescind a termination notice, if Lessor has not agreed to re-let the Premises to a third party, Lessor and Lessee may re-negotiate the terms under which Lessee may retain possession of the Premises.

4. RENT. Lessee agrees to pay Lessor as rental for the Premises the following monthly sums:

$ 2,800.00 Office(s) (#308 at $1,850.00, #308A at $475.00 and #309A at $475.00)

$ 0.00 Telephone Equipment and Service (See Exhibit E)

$ 0.00 Voice-mail Box (es)

$ 2,800.00* Total monthly rent (Rent for the month of September 2008 shall be $903.20. Thereafter, the rent shall be as set forth above)

Upon each anniversary (annual) date of this Lease Agreement, whether during the initial term or as extended, as provided herein, the monthly rent shall be automatically increased by six percent (6 %) OR increased to the prevailing market rate at the time of the anniversary date (whichever is greater).

In addition to the above rent, Lessee shall be obligated to pay rent for any space within the Suite which Lessee occupies but which is not included in the Premises (the "unrented space"). Lessee's obligation for said unrented space shall be at the rate set forth in Lessor's written notice to Lessee concerning Lessee's occupancy of the unrented space. Lessee's obligation to pay rent for the unrented space shall be effective as of the date in which Lessor gives Lessee written notice of the rent to be paid for said space, and occupancy of the unrented space shall be subject to all terms and conditions of this Lease Agreement.

The term and conditions of this Lease Agreement are confidential, and Lessee agrees not to reveal said terms and conditions to any other tenants. Lessee's disclosure to other tenants of the terms and conditions of this Lease Agreement shall be cause for Lessor at Lessor's sole discretion to immediately terminate this Lease Agreement, or increase Lessee's rental rates to Lessor's current asking price for comparable suites in the Building.

Rent shall be payable on or before the first day of each and every calendar month during the term hereof. If the term commences on a day other than the first day of the calendar month, rent shall be prorated based on the portion of the calendar month remaining. Lessee's first payment shall include one month's full rent, plus any partial calendar month's rent for the first month of the lease, plus last month's rent plus the security deposit and a set-up fee of $ 0.00. At all times Lessee shall maintain the last month's rent with Lessor in an amount equal to one (1) times the monthly rent paid by Lessee for the Premises.

In addition to payment of the rent set forth herein, Lessee agrees to the following: from any payment made by Lessee, Lessor shall first apply such sums as are necessary to meet any of Lessee's outstanding obligations to Lessor. Said obligations may arise from matters such as services Lessor provides Lessee. Any remaining balance shall then be applied to Lessee's rent obligation in the amount set forth above. In the event such remaining balance is not sufficient to meet Lessee's rental obligation, Lessee shall pay upon written demand by Lessor any remaining sums due. Failure to pay said sums when so demanded shall constitute an event of default under this Lease Agreement.

Any and all sums Lessee is obligated to pay under the terms of this Lease Agreement shall be construed as rent obligations in addition to the monthly rent set forth herein. Such additional rent shall include a service charge of Fifty Dollars ($50.00) for each of Lessee's dishonored checks returned by the institution on which said checks are drawn. If at any time during the term of this lease Lessee has tendered payment by check and Lessee's bank returns more than one such payment for any reason including insufficient funds, Lessor may, at its option, require all future payments be made by cashier's check. A Two Hundred Dollar ($200) handling charge for each Three Day Notice or Notice of Termination of Services which Lessor is required to serve upon Lessee due to Lessee's failure to make timely rent payments or breach of any other term or condition of this Lease Agreement shall be assessed against Lessee to be paid with the monthly rent in the event more than one of either notice is served during the term of the lease. A Seven Hundred Fifty Dollar ($750.00) handling charge will be further assessed against Lessee in the event that Lessee does not render payment after service of a Three Day Notice and Lessor then serves Lessee with an Unlawful Detainer Action. **Lessee hereby acknowledges that late payment by Lessee of rent will cause Lessor to incur costs not contemplated by this Lease Agreement, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges, which may be imposed upon Lessor by any Lender. Accordingly, should Lessee not tender payment of the rent by the fifth calendar day, a late charge shall be assessed in an amount of five cents ($.05) for each dollar ($1.00) so overdue for the purpose of defraying the expense incident to handling such delinquent payment. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.** In addition Lessor may discontinue any and all services provided Lessee, including, but not limited to, use of all common areas, e.g., conference room, telephone answering service, photocopying, word processing, fax and legal research. Should Lessor discontinue any services above for non-payment, an administrative fee of One Hundred Dollars ($100.00) will be assessed to reinstate said services. Lessee hereby releases Lessor, its employees, agents, principals, and contractors from any liability for damages which Lessee may suffer as a result of Lessor's suspension of services for the reasons stated herein.

5. SECURITY DEPOSIT. Upon execution of this Lease Agreement by Lessee, Lessee will pay a security deposit in an amount of $3,050.00 which is equal to one (1) times the monthly rent plus a services deposit of Two Hundred Fifty Dollars ($250.00) as security for the performance by Lessee of its obligations under this Lease Agreement and attached Exhibits. The security deposit will not be interest-bearing to Lessee. Lessor will retain the security deposit during Lessee's tenancy. Lessee shall not apply the security deposit as rent. If Lessee remains in the Premises after the expiration date of this Lease Agreement, the security deposit will be retained by Lessor until Lessee moves out of the Premises. Lessor may claim and retain such amount of Lessee's security deposit as is reasonably necessary to remedy any defaults of the Lessee in the payment of rent or services, to repair damages to the Premises caused by the Lessee, replacement of keys, and any other outstanding obligations to Lessor, and Lessor may, at its option and at any time during the term of this lease, treat the security deposit as a partial payment applied toward Lessee's obligation for the Premises during Lessee's last month of occupancy of the same. The parties expressly agree that the security deposit is made for all of the aforesaid specific purposes. At all times Lessee shall maintain a

security deposit with Lessor in an amount equal to one (1) times the monthly rent paid by Lessee for the Premises rent plus a services deposit of Two Hundred Fifty Dollars ($250.00). Lessor shall bill Lessee for any such additional security deposit as required. Lessor will refund Lessee's security deposit less any offsets as set forth in this paragraph approximately thirty (30) days after Lessee's tenancy has terminated and Lessee has vacated, returned keys, and removed any and all items of personal property from the Premises.

6. USE. Lessee shall use the Premises solely for Multi-Media and for no other purpose. Lessee shall not do or permit anything to be done in or about the Suite and Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises. Lessee agrees that Lessee will not offer or use the Premises to provide to others, services provided by Lessor to Lessor's other lessees (*e.g.*, Fax Machines, Copiers, etc.). If Lessee leases one or more desk spaces, no desk space may be occupied by more than one person. Lessee agrees that no office shall be occupied by more than two (2) persons without the prior written consent of Lessor. Only two (2) computers or similar electronic devices are allowed to be located in each office and not more than one in each desk space.

7. DEFAULTS AND REMEDIES.

Lessee will be in default of this Lease Agreement if Lessee fails to perform any obligation under the terms and conditions contained herein. Any of the following defaults shall constitute a material breach by Lessee:

(a) If Lessee fails to make any payment of rent, additional security deposit or any other payment required to be made by Lessee hereunder, as and when due.

(b) If Lessee withholds rent or deducts or offsets any amount for any reason from rent or services payments due hereunder.

(c) If Lessee occupies, uses or stores any personal property in any unrented office in the Suite, or stores any personal property in any unrented desk space or unrented office in the Suite, or stores any personal property in any common area.

(d) If Lessee fails to observe or perform any of the provisions of this Lease Agreement, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee.

If Lessee defaults under this Lease Agreement, Lessor may terminate all services provided Lessee, including, but not limited to, use of all common areas, *e.g.*, conference room, telephone answering service, photocopying, word processing, faxing, and legal research and may terminate this lease and recover from Lessee, (i) the worth at the time of the award of the unpaid rent which had been earned at time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could reasonably be avoided; and (iv) any amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under the Lease Agreement or which in the ordinary course of things would be likely to result therefrom, including but not limited to court costs and reasonable attorney's fees incurred in any action brought to enforce this Lease Agreement or to recover any such sums.

All rights and remedies of Lessor under this Lease Agreement shall be cumulative and in addition to any other rights or remedies available at law or in equity. No failure by Lessor to exercise any right or remedy or to insist upon strict performance following a default by Lessee shall constitute a waiver of such default by Lessor.

8. HIRING LESSOR'S EMPLOYEES. Lessor spends a great deal of time to hire and train employees for the operation of the Suite and other suites. Lessee derives the benefit of Lessor's experience in operating the Suite and of such hiring and training procedures. Lessee realizes the time and expense Lessor incurs to obtain personnel, and Lessee therefore agrees not to offer or accept for hire any of Lessor's employees at any time during the term or any extension or renewal of this Lease Agreement. "Lessor's employees" include Lessor's employees during the period of their employment with Lessor and for a period of one hundred eighty (180) days thereafter. Lessor and Lessee have considered the matter and have reasonably endeavored to estimate the actual damages to Lessor in the event Lessee breaches this provision and offers or accepts for hire any of Lessor's employees, and both realizing that it would be impractical or extremely difficult to fix the actual damage to Lessor resulting from such offer or hiring of Lessor's employees, Lessor and Lessee therefore agree that if Lessee offers or accepts for hire any of Lessor's employees at any time during the term or any extension of renewal of this lease, or within one hundred eighty (180) days after Lessee moves out of Lessor's offices, Lessee agrees to pay Lessor the sum of Five Thousand dollars ($5,000.00) for the employee so hired to compensate Lessor for Lessor's loss in hiring and training said employee. Said sum represents the amount agreed upon by the parties as Lessor's liquidated damages.

9. COMMON AREA. All areas not designated for exclusive use of tenants or available for lease to prospective tenants constitute the common areas. Lessee shall have the non-exclusive right of access and use of the common areas and facilities contained therein. Conference room(s) may be used on a reservation basis only subject to Lessor's rules and regulations governing use of the same (see section 9 of Exhibit D).

10. EXECUTIVE SUITE OPERATION. In the event that Lessor elects not to continue to operate the building as an Executive Suite, Lessor may terminate this Lease Agreement with Sixty (60) days written notice.

11. SUBLETTING. Lessee shall not sublet or assign the Premises or any part thereof for any period of time. Any subletting or assignment of this lease which is not in compliance with the provisions of this paragraph shall be void and shall, at the option of Lessor, terminate this lease. In such event, Lessee shall be liable for any expenses Lessor may incur in regaining possession of the Premises or so much of the Premises as Lessee may have subleased or assigned without Lessor's consent

12. NOTICE. Any notice given or required under this Lease Agreement, including those regarding a breach of this lease or termination thereof, shall be in writing and sent by certified mail or personal delivery to Kenquest, Inc., Attention: Property Manager, 499 N. Cañon Dr., 4th Fl., Beverly Hills, CA 90210. Certified mail notice shall be deemed given forty-eight (48) hours after the date it is placed, postage prepaid, in a depository for United States mail. PERSONAL DELIVERY TO THE FLOOR MANAGER, RECEPTIONIST OR TELEPHONE OPERATOR DOES NOT CONSTITUTE NOTICE TO LESSOR. Notices under this Lease Agreement will by provided to Lessee by personal delivery or to the mailing address provided in the Billing Address Instructions. Either party may provide for a different address by notifying the other party of said change as provided for herein.

13. BROKERAGE FEES. Lessee warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Executive Suites.com. Lessee shall indemnify and hold Lessor harmless from any cost, expense or liability (including costs of lawsuits and reasonable attorney's fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Lessee.

14. RULES AND REGULATIONS. Lessee shall observe at all times Lessor's Rules and Regulations, attached hereto as Exhibits C and D.

15. REPAIRS. Lessor is responsible for construction of the building and parking facilities, and repairs to the elevators, air conditioning, electrical, plumbing, and structural supports. Lessor is not liable to Lessee by reason of any defect, inadequacy or insufficiency in same. Lessee may not deduct or offset any amount from rent due herein because of any problem regarding construction, access to services, repairs, or lack thereof. Lessor will coordinate any repair or complaint of Lessee. Lessor will coordinate all repairs for dangerous conditions existing in the common areas within the Suite. Lessee is responsible for, and shall indemnify and hold Lessor harmless from and against, any damage to persons or property caused by Lessee, or Lessee's employees, agents, clients, guests or invitees, as well as any business interruption, lost business or income caused by phone system problems, long distance and local phone service problems, photocopier problems, and/or fax machine problems.

16. INSURANCE. Lessor has blanket liability insurance coverage for the common areas in the Suite. Lessor's insurance does not cover the Lessee's Premises or Lessee's property in the Suite and Premises. Lessor shall not be liable to Lessee, or to any other person, for any damages or business interruption on account of loss, damage, fire, or theft of any personal or business property, including, but not limited to, property left with the floor receptionist or telephone operators, door lettering, or other property purchased by, or belonging to, Lessee.

Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business, or from any activity, work, or things done, permitted, or suffered by Lessee in the Premises and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance under the terms of this Lease Agreement, or arising from any negligence of the Lessee or any of Lessee's agents, contractors, visitors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor hereby assumes all risk of damage to property or injury to persons in the Premises and Lessee hereby waives all claims in respect thereof against Lessor.

Lessee shall maintain a policy (issued by a company reasonably acceptable to Lessor) of comprehensive general liability insurance with a combined single limit of not less than $1,000,000 insuring against all liability of Lessee and its agents arising out of Lessee's use or occupancy of the Premises and including contractual liability coverage for the indemnification obligations of Lessee under this Lease Agreement. This policy of insurance shall name the Lessor as an additional insured and shall include cross liability endorsements in favor of the Lessor. Lessee's insurance shall be primary and noncontributing with any insurance carried by the Lessor, and shall contain an endorsement requiring at least sixty (60) days prior written notice of cancellation to Lessor. Lessee shall deliver a certificate of insurance to Lessor prior to taking occupancy of the Premises and shall provide evidence of renewed insurance coverage prior to the expiration of any policies. No insurance required or obtained by Lessee hereunder shall limit any liabilities or obligations of Lessee to Lessor under this Lease Agreement.

17. RIGHT OF ENTRY. If Lessee has given notice to terminate or Lessee is in default of rental payments, or if Lessee is on a Month-to-Month Lease, Lessor's employees may show the Premises to prospective tenants between 8:00 a.m. and 5:00 p.m., Monday through Friday. If during the last month of the term Lessee shall have removed all or substantially all of Lessee's property, Lessor may immediately allow anyone else to occupy the Premises without relieving Lessee of liability for rent for that period of time unless Lessor receives rental income from Lessee's space, in which event such payment shall be credited against Lessee's rent obligations for the period of time the space is occupied by someone else.

18. UTILITIES, SERVICES, MAINTENANCE, AND CONSTRUCTION. The Building provides utilities, services (janitorial, heat and air conditioning), and maintenance. Janitorial services include carpet vacuuming, but not shampooing. Heat and air conditioning is provided during generally recognized business days and hours. Lessee is allowed access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to the Building's rules requiring proper identification after normal business hours. Lessor is not liable to Lessee by reason of any failure to provide or the inadequacy of utilities, janitorial, heat or air conditioning service, parking, elevators, or maintenance. Lessor is not responsible for any negligence of the Building's agents or employees. Lessee may not deduct or offset any amount from rent due herein because of any problem regarding utilities, heat, air conditioning, parking,

elevators, janitorial services, maintenance services, or defective construction of Premises. Upon request by Lessee, Lessor will address any complaint by Lessee regarding utilities, heat, air conditioning, janitorial services, maintenance, or construction. Lessor is responsible for maintaining the common areas within the Suite, however, Lessor is not responsible for maintaining, repairing, or cleaning the floor covering, wall covering, or drapes/window blinds within Lessee's Premises, other than the normal janitorial service provided by the Building. Non-recurring operating and capital improvements may be passed on to the Lessee.

19. PROHIBITION ON REPRESENTATION. Lessee agrees that a conflict of interest would be created if Lessee were to represent or act as Legal counsel for the employees, officers, vendors, contractors, and/or tenants of Lessor. Therefore, so long as Lessee is a tenant of Lessor, Lessee shall be prohibited from representing Lessor's employees, officers, vendors, contractors, and/or tenants in any legal action or lawsuit which involves Lessor. Failure to comply with this provision shall constitute an event of default under the Lease Agreement and shall be cause for Lessor to terminate this lease.

20. BUSINESS CONTINUATION. In the event the lease is terminated, the Lessee is obligated to maintain a Mail Only Agreement at a cost of $300.00 a quarter for three (3) full calendar months following the termination. If Lessee wishes to execute a Telephone and Mail Agreement in excess of a three (3) month duration, then Lessee may do so.

21. ENTIRE AGREEMENT, MERGER AND WAIVER. This Lease Agreement supersedes and cancels any and all previous negotiations, arrangements, offers, brochures, agreements, or understandings, if any, between the parties hereto. This Lease Agreement expresses and contains the entire agreement of the parties hereto and there are no expressed or implied representations, warranties, or agreements between them, except as herein contained. This Lease Agreement may not be modified, amended, or supplemented except by a writing signed by both Lessor and Lessee. No consent given or waiver made by Lessor of any breach by Lessee of any provision of this Lease Agreement shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

22. SEVERABILITY. The invalidity of any provision of this Lease Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

23. LEASE DOCUMENTS. All Exhibits attached hereto are hereby incorporated into the terms and conditions of this Lease Agreement and are fully binding upon the parties.

24. SECTION HEADINGS. Section Headings used throughout this Lease Agreement and any attached Exhibits are for convenience purposes only, and have no legal effect on the meaning of the Lease Agreement terms and conditions.

UKARMA CORP.	KENQUEST, INC.
LESSEE: [signature]	LESSOR: [signature]
Bill Glaser-CEO	Wendy Karzin-Vice President
DATE: 9-4-08	DATE: 9/4/08


North Canon Drive
DOWNTOWN LOS ANGELES VIEWS
304
305
306
307
308
309
310
303
317
318
WAITING ROOM
308A
309A
311
INTERIOR
Santa Monica Blvd.
INTERIOR
302
316
ELEVATOR
DUCT SHAFT
PASSAGE
STAIR #1
315
312
TEL
ELECTRICAL
301
MEN (HANDICAP ACCESS)
WOMEN (HANDICAP ACCESS)
MEN
314
313
STAIR #2
MOUNTAIN VIEWS

EXHIBIT A

3RD FLOOR

KENQUEST, INC.
499 N. CAÑON DRIVE, FOURTH FLOOR
BEVERLY HILLS, CALIFORNIA 90210

3rd Floor

EXHIBIT B

NOT APPLICABLE TO THIS LEASE.

EXHIBIT C

BUILDING RULES AND REGULATIONS

1. **Security.** Lessor may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Lessee shall comply with Lessor's reasonable requirements relative thereto.

2. **Locks.** Lessor may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the suite(s), and shall provide to Lessee a reasonable number of keys and replacements therefore to meet the bona fide requirements of Lessee. In these rules "keys" include any device serving the same purpose. Lessee shall not add to or change existing locking mechanisms on any door in or to the Premises without Lessor's prior written consent. If, with Lessor's consent, Lessee installs lock(s) incompatible with the Building master locking system:

   (a) Lessor, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto;
   (b) Lessee shall indemnify Lessor against any expense as a result of forced entry thereto which may be required in an emergency; and
   (c) Lessee shall at the end of the Term and at Lessor's request remove such locks at Lessee's expense.

3. **Return of Keys.** At the end of the Term, Lessee shall promptly return to Lessor all keys for the Building and for the Premises which are in possession of Lessee. Lessee shall pay Lessor ten dollars ($10) as a security deposit for each Secom Card given by Lessor to Lessee. The Secom Card security deposit will be refunded to Lessee upon Lessee's return of said Secom Card(s) to Lessor in good condition.

4. **Windows.** Lessee shall observe Lessor's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers, or other material visible from outside the Premises without Lessor's prior written consent. Lessee shall take reasonable steps to provide that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

5. **Repair, Maintenance, Alterations and Improvements.** Lessee shall carry out Lessee's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Lessor and in a manner which will not unreasonably interfere with the rights of other Lessees in the building.

6. **Water Fixtures.** Lessees shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Lessee shall be paid for by Lessee.

7. **Personal Use of Premises.** The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8. **Heavy Articles.** Lessee shall not place in or move about the Premises without Lessor's prior written consent any safe or other heavy article which in Lessor's reasonable opinion may damage the Building, and Lessor may designate the location of any heavy articles in the Premises.

9. **Carpet Pads.** In those portions of the Premises where carpet has been provided directly or indirectly by Lessor, Lessee shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10. **Bicycles, Animals.** Except for service animals as defined under the Americans with Disabilities Act, Lessee shall not bring any animals into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Lessor for such purposes.

11. **Deliveries.** Lessee shall ensure that deliveries of material and supplies to the Premises are made through such entrances, elevators, and corridors and at such times as may from time be designated by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused by any person making such deliveries.

12. **Furniture and Equipment.** Lessee shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators, and corridors and at such times as may from time to time be designated by Lessor, and by movers or a moving company approved by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused thereby.

13. **Solicitations.** Lessor reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

14. **Food and Beverages.** Only persons approved from time to time by Lessor may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the elevators, corridors, or common areas for any such purpose. Except with Lessor's prior written consent and in accordance with arrangements approved by Lessor, Lessee shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sales, serving, or distribution of food or beverages.

15. **Refuse.** Lessee shall place all refuse in proper receptacles provided by Lessee at its expense in the Premises or in receptacles (if any) provided by Lessor for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, stairwells, ducts, and shafts of the Building free of all refuse.

16. **Obstructions.** Lessee shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Lessor's prior written consent. Lessor may remove at Lessee's expense any such obstruction or thing (unauthorized by Lessor) without notice or obligation to Lessee.

17. **Dangerous or Immoral Activities.** Lessee shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

18. **Proper Conduct.** Lessee shall not conduct itself in any manner which is inconsistent with the character of the Building as a first-quality building or which will impair the comfort and convenience of other Lessees in the Building.

19. **Employees, Agents and Invitees.** In these Rules and Regulations, "Lessee" includes the employees, agents, invitees and licensees of Lessee and others permitted by Lessee to use or occupy the Premises.

20. **Housekeeping.** Lessee shall prevent paper, books, magazines, and other obstructions from being placed on heat, ventilating, and air conditioning convectors and any other interference with the heat, ventilating, and/or air-conditioning system within the Building.

21. **Energy Conservation.** Lessee shall make every effort to practice energy conservation within the Premises and will cooperate with Lessor in establishing and implementing such conservation programs as Lessor may from time to time develop.

22. **Roof Garden.** Lessee may have access to the Building's Roof Garden between the hours of 9:00 a.m. and 5:00 p.m. five days a week. However, Lessor, in its sole discretion, shall have the right to restrict access during these hours. Lessee may access the Roof Garden outside the aforementioned hours provided that Lessee at all times abide by the terms, conditions, rules, and regulations regarding proper conduct in and on the Building, and Lessee may not organize groups larger than Four (4) persons to engage in any activity in the Roof Garden without Lessor's prior written consent. Smoking is permitted on the Roof Garden, provided that Lessee properly discards all cigarettes and butts in the receptacles provided by Lessor. Lessee may use the Roof Garden as a lunch and/or break area; however, Lessee may not use the Roof Garden for parties, photo shoots, office space, or other activities without Lessor's prior written consent. Lessor's consent will be conditioned upon, among other things, proof of sufficient Insurance, release of liability form, and an additional deposit to be applied toward such items as clean-up costs, repairs, security personnel, and parking attendant(s).

EXHIBIT D
KENQUEST, INC. 499 N. CAÑON - RULES AND REGULATIONS
ATTACHED AND MADE A PART OF LEASE

Lessor has adopted these Rules and Regulations for the purpose of assuring Lessee of the quiet enjoyment of the Suite. Lessee agrees to abide by the Rules and Regulations so long as Lessee remains in occupancy on the Premises.

1. COMMON AREAS. The sidewalks, hallways, passages, exits, entrances, elevators, escalators, and stairways shall not be obstructed by Lessee or used by him for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, escalators, and stairways are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Lessor shall be detrimental to the safety, character, reputation, and interests of the Building and its lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of such Lessee's business unless such persons are engaged in illegal activities.

2. DISPLAY OF SIGNS. Lessee will not paint, affix, inscribe, or otherwise display any sign, placard, picture, name, advertisement, or notice, visible from the exterior of the Premises, on the Premises or any part of the building without the prior written consent of Lessor. Lessor shall have the right to remove any such sign, placard, picture, name advertisement, or notice, without notice to and at the expense of Lessee.

   If Lessor shall have given such consent to Lessee at any time, whether before or after the execution of the Lease, such consent shall in no way operate as waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Lessor and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Lessor with respect to any other such sign, placard, picture, name, advertisement, or notice.

3. DIRECTORY. Subject to the Building's rules and regulations, Lessee may have Lessee's business name on the Building's lobby and parking-level directories. Lessor will order the installation of directory listings for the name(s) designated as "Lessee" on this Lease. If Lessee desires a different listing, additional listings, or does not want a name on the directories, Lessee will note that fact at the bottom of this page and at the discretion of Lessor and the Building, such additional or alternate listings may be provided. Lessee shall pay the Building's charge for registry name strips.

4. DOOR LETTERING. Lessee may, at Lessee's expense, have the occupant's name placed by the Lessee's office door in the uniform size, style, place, and manner selected by Lessor. Lessee shall not install a title, company name, or anything else on the outside of Lessee's door or any other location without first receiving permission from Lessor. Lessor recommends the use of a single occupant's name, or no name at all. If Lessee's office is within a private suite, Lessee shall not place any name on the entrance door to the private suite unless Lessee has leased the entire mini-suite, or each office and desk space within that private suite is occupied and Lessee obtains written consent of all other tenants within that private suite. If at any time Lessee does not lease an entire mini-suite or private suite and Lessee does not have the consent of all other occupants of the mini-suite or private suite, including Lessor's in the event a vacancy exists, Lessee shall remove, at its own expense, all lettering from the entrance door to the mini-suite or private suite. If Lessee's door lettering is not installed by Lessor or a company recommended by Lessor, or if the next Lessee does not immediately install door lettering, Lessee is responsible for the cost of professional removal of Lessee's door lettering as well as any damage to the door caused by the removal of Lessee's door lettering. If any co-Lessee notifies Lessor that Lessee's door lettering is not consistent with the provisions herein, Lessee will alter at Lessee's expense the door lettering to comply with these provisions.

5. KEYS. Lessor will supply one key to the door of each office or desk area (including one key for each existing desk lock if the former tenant returned the key) rented by Lessee. If Lessee does not receive a door key for space rented within 5 days after the commencement date of this Lease, Lessee shall send Lessor a certified letter with return receipt asking for the key(s) and if such letter is not received by Lessor, Lessee will be deemed to have received the key(s) and Lessee will be responsible for replacing the key(s) when Lessee moves out. Lessee

will pay the Building's prevailing charge for security cards or keys to enter the Building after normal business hours, or additional office or desk area keys. Lessor is not responsible for changing any lock for any reason including, but not limited to, the master key kept by Lessor's employees, or any other key which opens Lessee's space, being stolen, lost, or misplaced. Lessee understands that Lessor is not liable for thefts. Subject to the approval of Lessor, Lessee may change the tumbler on any door(s) leading to an area within which Lessee has leased all the space; Lessee must provide Lessor with a key to the new lock. Dead bolts may not be installed. If Lessee chooses to change the tumbler and such tumbler shall be incompatible with the Building master locking system Lessee realizes that maintenance personnel will not be able to enter and clean Lessee's office(s) and Lessee shall be responsible for the cost of re-keying such locks when Lessee moves out. Lessee shall be responsible for the return of all keys to the Premises. **In the event Lessee fails to do so, Lessee shall pay Lessor for the cost of re-keying all doors to the Premises.**

6. CARPETING AND WALL COVERING. Lessee accepts the carpeting, flooring, and walls on an "as is" basis. Lessor will not contribute to any wall covering other than paint. Lessee shall return the carpeting, flooring, walls, and wall covering to Lessor in their installed condition less normal wear and tear. Lessee may not make changes in floor covering or wall covering without the consent of Lessor.

7. WINDOW COVERINGS. Lessor shall provide vertical or venetian blinds (whichever is standard for the Building) in exterior window offices at no expense to Lessee. Lessor is not obligated to clean or repair the blinds. Lessee shall return same to Lessor in their present condition less normal wear and tear. As required by the Building, Lessee must use the Building's standard vertical or venetian blinds. Lessee may install over drapes (visible only from within the office) in the texture and color of Lessee's choice.

8. IMPROVEMENTS. With Lessor's prior approval, Lessee may make improvements within the office(s) and/or desk space(s) leased herein. Lessee must pay for any such improvements. Lessor will not approve any improvements which may affect the structural integrity of the Building. All improvements (other than floor covering or wall covering changes) must be done by the Building's general contractor or a contractor of Lessee's choice with the prior written permission of Lessor. Lessee may remove any improvements paid for by Lessee provided that Lessee repairs any holes, gaps, or other damage to walls, ceiling, flooring, or their coverings. Lessee will remove any improvements (other than additional, normal-height electrical outlets or shelves within a cabinet or closet occupied by Lessee) installed by Lessee and restore the premises to the condition prior to Lessee's occupancy if requested to do so by Lessor. Lessee shall not remove any improvement for which Lessor contributed payment without Lessor's prior written consent. During the restoration period, Lessee shall pay rent to Lessor as if said space were otherwise occupied by Lessee.

9. CONFERENCE ROOM. Lessee may use the conference room(s) on a reservation basis only. Lessee may not have a standing or permanent reservation of the conference room. Lessee will not reserve the conference room on more than Four (4) occasions per office in any 30-day period nor may Lessee reserve use of the conference room for an entire day more than one day at a time, unless Lessor's manager confirms that such excess use does not conflict or interfere with any other co-tenant's reasonable pro rata use of the conference room. Subject to availability and Lessor's approval, Lessee may use the conference room on occasion(s) exceeding the reservation limitations described above. Lessee understands the conference room is for meetings, depositions or other conferences and is not to be used for lunches or any other purpose which causes loud noise, offensive odors or any other environmental situation which disturbs other tenants. Use of the conference room at any other law suite affiliated with Lessor is permitted one time in any 30-day period on a reservation basis. Any additional use of such affiliated law suite conference room will be subject to fees. Such usage is limited to normal business hours when the floor manager is present.

10. TELEPHONE, MAIL SORTING, AND RECEPTION. Lessor agrees to provide telephone answering, mail sorting and reception services as reasonably required by Lessee from 9:00 a.m. to 5:30 p.m. Monday through Friday, national or state holidays excepted. Lessee shall be responsible for its own telephone expenses, and the installation and monthly service charges, if any, from the telephone company by reason of Lessee's lines being connected to the reception desk and telephone room consoles. Any telephone expense billed to Lessor (including any telephone company double charge) shall be paid or reimbursed by Lessee to Lessor. Lessee agrees to use only the telephone equipment and services of the vendor authorized by Lessor if Lessee wishes to

connect its telephones lines to Lessor's switchboard and have Lessor answer Lessee's telephone lines. Telephone equipment shall only be moved by Lessor or its authorized vendor and Lessee shall be responsible to pay all costs of such moves at the current rates charged by Lessor's authorized vendor.

Should Lessee choose not to be connected to Lessor's switchboard and not have Lessor answer its telephones, Lessee may use its own telephone equipment provided Lessee obtains said equipment from a telephone vendor approved by Lessor. Lessee acknowledges that the telephone cabling which currently exists in the suite is the property of Lessor and Lessor may have provided the rights to use of the existing cabling to its authorized telephone vendor. Therefore, if Lessee chooses to use its own telephone equipment, Lessee may be charged a monthly fee by Lessor or its authorized telephone vendor for use of the existing telephone cabling.

Lessee agrees that Lessor is not responsible for telephone equipment breakdowns due to acts or omissions of Lessor's telephone vendor, and Lessee understands that telephone service may not always be continuous. Further, Lessee agrees to indemnify, release, and hold Lessor harmless from any loss, damage, claim, or liability arising out of or in connection with any telephone equipment failure that is addressed with reasonable diligence. Services offered by Lessor are subject to human, electrical, and mechanical error, failure, or illness, which may result in the delay or discontinuation of these services.

If the telephone company does not install Lessee's phone on or before the commencement date of this Lease, the commencement date shall not be extended, nor shall rent be abated, since Lessee is responsible for insuring that Lessee's telephone lines are installed in Lessee's office and connected to Lessor's central call director. If Lessee desires a floor telephone outlet or any other telephone outlet not already provided, Lessee will pay the Building's relocation charge and any additional conduit and electrical work charges.

Lessee recognizes that telephone answering, mail sorting and reception services are never perfect and that all receptionists and telephone operators make mistakes. Lessor strives to provide excellent telephone answering, mail sorting, and reception services. Telephone answering, mail sorting, and reception services are functions that are under the control of Lessee in that Lessee may perform either or all of these functions directly or through Lessee's employees. Lessee agrees to indemnify, release, and hold Lessor harmless from any loss, damage, claim, or liability arising out of or in connection with any telephone answering, mail sorting, and/or reception service provided or not provided by Lessor's employees to Lessee or to any caller, visitor, or associate of Lessee, or mail or deliveries of any goods or merchandise intended for Lessee that is addressed with reasonable diligence. Lessee agrees not to verbally or physically abuse or harass Lessor's employees and acknowledges that any such conduct by Lessee will be grounds for termination of the Lease. IN THE EVENT THE LEASE TERMINATES, OR LESSEE IS IN DEFAULT HEREUNDER, LESSOR MAY, AT ITS ELECTION, REFUSE TO PROVIDE TELEPHONE ANSWERING SERVICE, AND LESSOR SHALL NOT BE IN BREACH OF ANY OF ITS OBLIGATIONS HEREUNDER, NOR SHALL SUCH REFUSAL BE DEEMED AN EVICTION OF LESSEE UNDER THIS LEASE.

Lessor provides open message and mail slots to all tenants. Lessee acknowledges that Lessor is not responsible for loss or theft of messages or mail. Lessee may install at Lessee's expense a locking cover over the mail slot or one or both sides of the message slot provided that Lessee will be responsible for any damage to said mail or message slot at well as for restoring the slot to its original condition when Lessee moves out. Lessee understands that any covered slot will not be in alphabetical order and will be at the beginning or end of the row of slots at the telephone operator's discretion. Lessee further understands that a key must be given to the telephone operators in order for them to insert mail and/or messages into the respective slots, or the covers must be designed with a small opening for that purpose. Lessor's sole obligation to answer telephones or sort mail shall be limited to Lessee's name or associates of Lessee occupying individual offices. Services in addition to the foregoing shall be subject to a charge to be determined by Lessor.

Upon termination of this Lease, Lessor will write on all mail "Return to Sender" and return to the post office. Lessor will not store mail nor place a forwarding address on it unless Lessee pays the then-prevailing charge for said service.

11. PHOTOCOPYING AND FAX. Photocopy and fax services are available from Lessor. If Lessee desires to use these services, charges arising from these services shall appear on Lessee's monthly statements and shall be paid for together with the monthly rent for the Premises. Lessee recognizes that photocopy and fax machines do break down and that repair workers do not come over promptly. Lessee acknowledges that Lessor is not responsible for machine breakdowns. Lessee shall be permitted to install its own fax machine which shall be for Lessee's own business/personal use. Lessee shall not offer or provide fax services to any of Lessor's other tenants/clients.

12. PARKING. Lessee and Lessee's visitors may have validated and monthly automobile parking (if available) in the Building's parking facilities according to the Building's rules, regulations, and rates. Lessor is under no obligation to provide parking. Lessee's failure to obtain parking shall in no way affect Lessee's obligation to pay rent.

13. PROFESSIONAL CONDUCT. If Lessee conducts himself or his business in such a manner that a majority of co-lessees feel that such conduct reflects unfavorably on them or the Building, Lessor may terminate this Lease on Fifteen (15) days notice to Lessee and any rent paid in advance will be returned to Lessee on a pro rata basis. Lessor further reserves the right to exclude or expel from the Suite, or on 5 days notice terminate the Lease of, any person who, in the sole judgment of Lessor, is abusive to Lessor's employees, tenants or visitors to the Premises, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

14. SMOKING. Smoking is expressly prohibited in all areas of the Building, including within the leased Suite(s).

15. AMENDMENTS. Lessor may make changes or adopt any other and further rules and regulations which in its sole judgment may be necessary for the proper operation of the Suite. Notice of such modified or new rules and regulations will be conspicuously posted around the Building. Lessee agrees to abide by all such rules and regulations herein above stated and any additional rules and regulations which are adopted.

LESSEE	LESSOR
UKARMA CORP	KENQUEST, INC.
[signature]	[signature]
Bill Glaser-CEO	Wendy Karzin-Vice President
Date: 9/4/08	Date: 9-4-08

YOUR SIGNATURE IS ALSO REQUIRED ON PAGE 5 OF THE LEASE

EXHIBIT E

Name: Ukarma Corp

499 North Canon Drive, Suite 308

Beverly Hills, CA 90210

What Yellow Page Heading?

No listing desired

NEW ASSIGNED NUMBERS:

Main Number: 310-887-7041
Ext: 6308,6304 & 6323

Fax Number: 310-887-7042

Authorization Code:__________

PRODUCT/SERVICES:	Monthly Charges	
Executive Package	$70.00	$70.00
Facsimile Line	$15.00	$15.00
Modem Line	$15.00	
Answer Only Line	$25.00	
Additional Line	$15.00	
Additional Voice Mail Box	$15.00	
1st InterNet Connection	$90.00	$90.00
2nd InterNet Connection	$40.00	
Inter-Net Reactivation Fee	$75.00	
Additional Executive Package		
Number of Packages: 2 at@	$40.00	$80.00
TOTAL MONTHLY CHARGES		**$255.00**

INSTALL FEES:	One-Time Fees
One-Time Install Charge $50.00/Pkg (3)	$150.00
Other Installation Charge (Fax)	$ 0.00
Other Installation Charge	$ 0.00
InterNet Install Fee	$ 50.00
InterNet Install Fee	
TOTAL INSTALL FEE	**$200.00**

SECURITY DEPOSITS	Refundable
Number of Phones 3	
At $100.00 Per Phone Amount Due	**$300.00**

*All adds, moves, and changes after initial installation will be billed at the prevailing rates with a one-hour minimum

Telephone Numbers: Lessee acknowledges and agrees that the assigned telephone numbers as described herein, shall at all times remain the property of Kenquest, Inc., and upon termination of this agreement for any reason, such number shall revert to Kenquest, Inc. Kenquest, Inc. will make available a 90-day referral service at no cost to the Lessee.

AGREEMENT:

I/we hereby agree to pay Kenquest, Inc. each of the charges listed, as well as any additional charges due on the date of installation. I/we further authorize Kenquest, Inc. to act as my/our agent in dealing with Local Exchange Carriers, other Common Carriers, Resellers, Consultants, and Equipment Vendors. This authorization shall remain in full force and effect until further written notice.

LESSEE- UKARMA CORP

Signature [signature]

Bill Glaser CEO
Name (Please Print) Title

9/4/08
Date

KENQUEST, INC.

Signature [signature]

Name (Please Print) Title

9/4/08
Date

TELECOMMUNICATIONS SERVICES AGREEMENT

Terms and Conditions

1. General Terms and Definitions. Any individual or entity receiving any product or service from Kenquest, Inc. ("Kenquest") shall hereafter be referred to as Client. By accepting products and/or services provided by Kenquest, Client agrees to observe and abide by all of the provisions, terms, and requirements specified in this agreement. Client's continued use of the services constitutes acceptance of this agreement, including any modifications.

2. Services. Kenquest shall only provide Client with access to Kenquest's high-speed broadband internet connection, and, from time to time as needed, repair, service or update its system.

3. Billing. Kenquest shall bill Client for services rendered at the rate of $90 per month for the first high-speed internet connection and $0.00 per month for each additional high-speed internet connection. Unless otherwise specified, monthly recurring service charges are billed one month in advance. Where applicable, service charges for the initial partial month of service will be pro-rated and billed on the first recurring monthly bill. For each month thereafter, the full monthly fee is due for any part of a month in which service is provided. Monthly fees are non-refundable. Installation charges shall be $50.00 for the first connection and $0.00 for each additional connection. Installation fees are non-refundable.

Number of Connections Ordered: 3

Number of Installations Ordered: 3

Customer agrees to pay a fee for processing unpaid/returned checks of $25 per check. **CLIENT HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY CLIENT WILL CAUSE KENQUEST TO INCUR COSTS NOT CONTEMPLATED BY THIS AGREEMENT, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. ACCORDINGLY, PAST DUE ACCOUNTS WILL BE CHARGED A LATE FEE OF FIVE PERCENT (5 %) PER MONTH ON ANY UNPAID PAST DUE BALANCE IF PAYMENT IS NOT RECEIVED BY THE TENTH (10th) DAY OF THE MONTH FOR THE PURPOSE OF DEFRAYING THE EXPENSE INCIDENT TO HANDLING SUCH DELINQUENT PAYMENT. THE PARTIES HEREBY AGREE THAT SUCH LATE FEE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS KENQUEST WILL INCUR BY REASON OF SUCH LATE PAYMENT.**

Delinquent accounts are subject to immediate termination or suspension of services at the sole discretion of Kenquest.

4. Term. This Agreement shall commence on September 5, 2008 and shall expire on March 30, 2009 for a period of twenty-five days and six months. After the initial term, the Agreement shall automatically renew on a month-to-month basis. After the initial term, either party may terminate this Agreement by providing the other with thirty (30) days written notice. Except as

provided for in paragraph 9, if Client terminates service after line installation and prior to completion of the term commitment, Client agrees to pay 50% of Client's remaining monthly service fees pursuant to this agreement and the full amount due of Client's equipment charge and the applicable cancellation fee as outlined in Exhibit A . Past due accounts are subject to termination without prior notice. To restore service, a $75 reactivation charge will apply. Customer will be liable for all past due charges and any applicable early termination fees if account is not brought current and service restored.

5. Disclaimer of Liability. Client acknowledges that all services are provided on an "As Is" basis and that Kenquest makes no warranty of any kind, expressed or implied, regarding the reliability or suitability for a particular purpose of its services. Kenquest disclaims any warranty of merchantability or fitness for a particular purpose. No oral advice or written information given by Kenquest, its employees, directors, agents or other representatives, shall create or expand any representation or warranty nor shall Client be entitled to rely on any such information or advice. Client acknowledges and understands that Kenquest exercises no control over the nature, content, or reliability of the information delivered to Client from the Internet via Kenquest. Under no circumstances shall Kenquest be held responsible for damages or loss suffered by Client, including but not limited to special, incidental, consequential, or punitive damages, as a result of Client's direct or indirect use of Kenquest services including, but not limited to, errors, delays, loss of information, or interruptions in service caused by Client's or Kenquest's or a third party's negligence, fault, misconduct, or failure to perform. Client acknowledges that Internet access service may be temporarily unavailable for scheduled or unscheduled maintenance, and for other reasons within and outside of the control of Kenquest. Under no circumstances do any such errors, delays, loss of information, or interruptions in service nullify or modify this agreement or any other agreement or contract entered into by Kenquest and Client. Kenquest reserves the right to refuse or terminate service to Client at any time.

6. Security. Kenquest has logically separated each connection within the Kenquest Building to assure that Client will have privacy from other users of Kenquest's high-speed broadband internet access connection. Additionally, Kenquest will provide a limited firewall on Kenquest's primary internet connection that meets commercially reasonable standards to protect all computers connected to Kenquest's high-speed broadband internet connection. Kenquest, however, strongly recommends that Client purchase their own additional firewall protection to increase their own security. Kenquest does not guarantee the security of the Services and shall not be responsible in the event of any infiltration of its security systems. If Client requires modification to the existing firewall provided by Kenquest so that Client's unique needs are satisfied, and if Kenquest in its sole discretion approves such modification, said modification will be charged to Client at a rate of $100.00 per hour.

7. Client Responsibilities and Acceptable Use Policy. Services may be used for lawful purposes only. Transmission, distribution or storage of any material in violation of any applicable law or regulation is prohibited. This includes, without limitation, material protected by copyright, trademark, trade secret or other intellectual property right used without proper authorization and material that is obscene, defamatory, constitutes an illegal threat, or violates export control laws. Violations of system or network security are prohibited, and may result in criminal and civil liability. Kenquest will investigate incidents involving such violations and

may involve and will cooperate with law enforcement if a criminal violation is suspected. Examples of system or network security include, without limitation, the following: (1) unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network; (2) unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network; (3) interference with service to any user, host or network, including, but not limited to, mailbombing, flooding, deliberate attempts to overload a system and broadcast attacks; (4) forging of any TCP-IP packet header or any part of the header information in an email or a newsgroup positing. Client is responsible for any unauthorized use made of Client's account. Client acknowledges that any proprietary, confidential, or otherwise valuable information that Client desires to keep confidential should not be transmitted over any part of the Internet, nor reside on computers connected to the Internet. Client agrees that under no circumstances will the Client use Kenquest's equipment and/or electronic mail addresses in connection with the sending of computer viruses, unsolicited electronic mail messages, spam, commercial or otherwise, including, but not limited to, the sending of unsolicited bulk mailings from another service which in any way implicates the use of Kenquest's services or equipment. Violation may lead to termination of Client account. Client shall indemnify Kenquest for any harm to third parties caused by Client's violation of this section. Kenquest reserves the right to amend this Client Responsibility from time to time upon written notice to Client.

8. Service Outages. In the event Client experiences a service outage on a Kenquest high-speed internet access connection line for more than three (3) consecutive hours and is unable to transmit and receive information from Kenquest's internet access to other portions of the Internet and Client notifies Kenquest immediately of such event and Kenquest determines that such inability was caused by Kenquest's failure to provide said services for reasons within Kenquest's reasonable control and not as a result of any actions or inactions of Client or any third parties (including failure of third party equipment) or force majeure (including, but not limited to, natural catastrophes and Acts of God, governmental acts or omissions, laws or regulations, labor strikes, transportation stoppages or slowdowns, or civil unrest), and such inability is not a result of standard scheduled maintenance of Kenquest's equipment or services, Kenquest will, upon Client's request, credit Client's account the connectivity charges for five (5) times the length of the outage. Client credit may not exceed one month's service fees in any single calendar month.

9. Refunds. If in the first thirty (30) days after your high-speed broadband internet connection line is installed, you are dissatisfied with the performance of your high-speed broadband internet connection line, you may cancel your line without penalty. A cancellation fee will apply to contracts terminated prior to line installation.

10. Fees. SEE EXHBIT A

11. Other Agreements With Kenquest. Kenquest's performance of its obligations under this Agreement are contingent on Client's satisfactory performance of any other contract entered into with Kenquest, including, but not limited to, payment of rent under the Lease Agreement between Kenquest and Client as well as copier, telephone and furniture rental expenses.

12. Attorney Fees. In any litigation or other proceeding by which one party seeks to enforce its rights under this agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations to the agreement, the prevailing party shall be awarded reasonable attorneys fees, together with any costs and expenses, to resolve this dispute and to enforce the final judgment.

13. Choice of Law and Venue. This agreement shall be construed in accordance with and governed by the internal laws of the State of California without given effect to choice of law. Any legal action or other legal proceeding relating to this agreement or the enforcement of any provision of this agreement shall be brought or otherwise commenced in a state or federal court located in the County of Los Angeles, California.

14. Assignment. The provisions of this agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. Client may not assign or transfer its rights or obligations under this agreement without the prior written consent of Kenquest, and any attempted assignment without such consent shall be null and void.

15. Severability. If any provision of this agreement is held to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this agreement shall remain valid and enforceable according to its terms.

16. Entire Agreement. This Agreement supersedes all previous and contemporaneous written and oral representations, understandings or agreements related to the subject matter herein and shall prevail notwithstanding any variance with terms and conditions of any order submitted.

AGREED AND ACCEPTED this 4th day of September, 2008.

CLIENT – UKARMA CORP	KENQUEST, INC.
By [signature]	By [signature]
Print name Bill Glaser	Print name V.P
Title CEO	Title
Date 9/4/08	Date 9-4-08

EXHIBIT A

-Setup Fee - $50.00 for the first connection, $50.00 for each additional connection
-Early Cancellation Fee – 50% of Clients remaining monthly service fees
-Reactivation Fee - $75
-Unpaid/Returned Check - $25 (or the legal limit)
-Late fee – 5% of balance due
-Repairs for damage caused by Client – Billed at the prevailing rate

Prices are subject to change without notice.

Kenquest
499 N. Cañon Dr.

Date: September ,2008

BILLING ADDRESS INSTRUCTIONS

Lessee Name: Ukarma Corp

In order to expedite rental payments, the monthly billing statements need to be sent to:

✓ The suite address

________ Another "Main Office Address"

1. If "Main Office" billing is necessary, please indicate below the address where the bill should be sent. If the bill should be sent to the attention of a certain person or-department, also indicate this below:

PHONE NUMBER ( )

2. If the above information should change at any time, I understand that I must inform the Suite Manager immediately.

Lessee Signature: [signature]

Bill Glaser-CEO

KENQUEST
499 N. CAÑON DR.

Date: September 4, 2008 Lessee Name: Ukarma Corp

DOOR LETTERING, DIRECTORY AND PARKING LISTING

1. **Door Lettering Requested:** ~~None~~

Charge: $50.00 X

2. **Directory Strip Listing Requested:** uKarma Corp. 3rd Floor

Charge: $50.00

3. **Parking Listing Requested:** uKarma Corp.

Charge: $60.00

Lessee Signature: [signature]
Bill Glaser-CEO

Please use a lower case "u" and capital "K"

faxed
9-4-08

Kenquest
499 N. Cañon

Date: September 4, 2008

INSTRUCTIONS FOR MAIL HANDLING

Lessee Name: Ukarma Corp

1. Should we accept the following types of items:

√	Special Delivery	√	Registered Mail
√	Certified Mail	√	Federal Express (or similar)
√	Postage Due	√	Messenger Delivery
√	United Parcel Service		

PLEASE NOTE THAT WE DO NOT ACCEPT ANY C.O.D.'S

If you are expecting something, please contact the building Manager well in advance of the expected delivery to make special arrangements.

2. Special Instructions not covered above: ______________________

*Lessee Signature [signature]

*As per Exhibit "D" of your Lease Agreement, "Lessor's sole obligation to answer telephones or sort mail shall be limited to Lessee's name or associates of Lessee occupying individual offices.". If you require additional/special instructions, there will be an additional charge of $75.00 per month, per special instruction.

KENQUEST
499 N. CAÑON DRIVE

Date: September 4, 2008

Telephone Answering Agreement/Instructions

Lessee Name: Ukarma Corp

1. You have requested we answer your phone line(s) as follows:

2. Should we accept collect calls? _____Yes ___X__ No

   a. If yes, please specify________________________________

3. In case of emergency, who should we contact? Natalia Dimostico - 310-927-5682

   a. Relationship: wife

4. Your residence phone and/or other business phone (pager, car phone): cell 310-869-7899

*Lessee Signature: [signature]

*As per Exhibit "D" of your Lease Agreement, "Lessor's sole obligation to answer telephones or sort mail shall be limited to Lessee's name or associates of Lessee occupying individual offices." If you require additional/special instructions, there will be an additional charge of $75.00 per month, per special instruction.

Bank of America

Cashier's Check

No. 421957313

Notice to Purchaser - In the event this check is lost, misplaced or stolen, a sworn statement and 90-day waiting period will be required prior to replacement. This check should be negotiated within 90 days.

Date SEPTEMBER 04, 2008

11-35/1210
NCA

Banking Center WESTWOOD VILLIAGE

0000099 00018 001957313

UKARMA CORP.
Remitter (Purchased By)

Pay **SEVEN THOUSAND SIX HUNDRED SIXTY NINE DOLLARS AND 65 CENTS**

$ **7669.65**

To The Order Of **KENQUEST INC.**
****

Authorized Signature

05-14-3774B 09-2005

Bank of America, N.A.
San Francisco, CA

VOID AFTER 90 DAYS

⑈421957313⑈ ⑆121000358⑆ 13970⑈85076⑈

THE ORIGINAL DOCUMENT HAS REFLECTIVE WATERMARK ON THE BACK